As filed with the Securities and Exchange Commission on February 11, 2010

Registration No. 333-164346

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RAM ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0700684
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5100 East Skelly Drive, Suite 650

Tulsa, Oklahoma 74135

(918) 663-2800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Larry E. Lee

Chief Executive Officer

RAM Energy Resources, Inc.

5100 East Skelly Drive, Suite 650

Tulsa, Oklahoma 74135

(918) 663-2800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

David J. Ketelsleger

McAfee & Taft A Professional Corporation

Tenth Floor, Two Leadership Square

211 N. Robinson, Suite 1000

Oklahoma City, Oklahoma 73102

(405) 235-9621

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2) )(3)	Amount of Registration Fee(3)
Senior notes
Convertible notes
Common stock par value $0.0001 per share
Preferred Stock
Warrants
Total	$250,000,000	$250,000,000	$17,825

(1)

Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereunder may be sold separately, together or in units with other securities registered hereby. Subject to Rule 462(b) under the Securities Act, in no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed $250,000,000 or if any securities are issued in any foreign currencies, composite currencies or currency units, the U.S. dollar equivalent of $250,000,000. Such amount represents the principal amount of any notes, and the issue price of any common stock, preferred stock or warrants. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)

This Registration Statement includes such presently indeterminate number of securities registered hereunder as may be issuable from time to time upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this Registration Statement. No separate consideration will be received for any securities registered hereunder that are issued upon conversion of, or in exchange for, or upon exercise of, as the case may be, convertible or exchangeable securities.

(3)	A registration fee of $17,825 was paid with the initial filing of this registration statement. The registration fee was calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act, exclusive of accrued interest and dividends, if any.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION DATED FEBRUARY 11, 2010

$250,000,000

RAM ENERGY RESOURCES, INC.

Senior Notes

Convertible Senior Notes

Common Stock

Preferred Stock

Warrants

By this prospectus RAM Energy Resources, Inc. may from time to time offer senior notes, convertible notes, common stock, preferred stock and/or warrants.

This prospectus provides a general description of the securities we may offer. Supplements to this prospectus will describe the specific terms of the securities we actually offer. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

We may sell these securities to or through underwriters, to other purchasers and/or through agents. The accompanying prospectus supplement will specify the names of any underwriters or agents.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “RAME.”

The aggregate market value of our outstanding common stock held by non-affiliates is $76,647,788, based on 77,967,554 shares of outstanding common stock, of which 38,323,894 are held by non-affiliates, and a per share price of $2.00 per share based on the closing sale price of our common stock on January 12, 2010. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and any information under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

AND CAUTIONARY STATEMENTS

This prospectus and the documents incorporated into this prospectus by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical fact included in or incorporated into this prospectus regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures are forward-looking statements. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we cannot be sure that these expectations will prove to be correct.

Additional statements concerning important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus and in the documents incorporated into this prospectus. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $250,000,000 including the U.S. dollar equivalent of non-U.S. dollar offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “RAM Energy Resources,” “we,” “us,” and “our” mean RAM Energy Resources, Inc. and its subsidiaries. Unless otherwise stated, the dollar amounts contained in this prospectus and any accompanying prospectus supplement are presented in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Exchange Act. Our SEC filings can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, these materials we filed electronically with the SEC are available at the SEC’s World Wide Web site at http://www.sec.gov. The SEC’s World Wide Web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC’s public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

The SEC allows us to “incorporate by reference” the information we file with them, which means: incorporated documents are considered part of this prospectus; we can disclose important information to you by referring to those documents; and information we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents we have filed under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, including those listed below:

•	Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2008;

•	The portions of our definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held on May 5, 2009 that have been incorporated by reference into our Annual Report on Form 10-K;

•	Our Quarterly Reports on Form 10-Q, as amended, for the quarters ended September 30, 2009, June 30, 2009 and March 31, 2009;

•

Our Current Reports on Form 8-K filed with the SEC on January 5, 2009, March 16, 2009, March 25, 2009, April 9, 2009, May 11, 2009, July 2, 2009, August 7, 2009, September 21, 2009, October 2, 2009, November 6, 2009 and December 1, 2009;

•	Any reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus; and

•

The description of our common stock contained in our registration statement filed on Form 8A-12G filed with the SEC on April 13, 2004, and any amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to G. Les Austin, Chief Financial Officer, RAM Energy Resources, Inc., 5100 Skelly Drive, Suite 650, Tulsa, Oklahoma 74135, telephone (918) 663-2800.

RAM ENERGY RESOURCES, INC.

A summary of our business and operations is included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2008, which is incorporated herein by reference. Our offices are located at 5100 East Skelly Drive, Suite 650, Tulsa, Oklahoma 74135, and our telephone number is (918) 663-2800.

RISK FACTORS

Prior to making a decision to invest in our securities, you should carefully consider the risks discussed under the heading “Risk Factors” in Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008 (filed with the SEC on December 4, 2009) and in Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2009 (filed with the SEC on December 4, 2009), both of which are incorporated by reference into this prospectus. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other document filed by us with the SEC and incorporated by reference into this prospectus after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described herein speculative or risky.

RATIOS OF EARNINGS TO FIXED CHARGES

AND TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and preferred stock dividends were as follows for the periods indicated in the table below.

	Nine Months Ended September 30, 2009		Years Ended December 31,
			2008		2007	2006	2005	2004
Ratio of Earnings to Fixed Charges(1) (2)	(4.54	)(4)	(8.13	)(5)	0.56	1.38	1.11	2.93
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(1) (2) (3)	(4.54	)(4)	(8.13	)(5)	0.56	1.38	1.11	2.93

(1)	“Earnings” is calculated by adding (i) pretax income from continuing operations before adjustment to income from equity investees, (ii) fixed charges, (iii) amortization of interest capitalized, (iv) distributed income of equity investees, and (v) our share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges, and subtracting (x) interest capitalized, (y) preference security dividend requirements of consolidated subsidiaries, and (z) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

(2)	“Fixed Charges” is equal to the sum of (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, (iii) an estimate of the interest within rental expense, and (iv) preference security dividend requirements of consolidated subsidiaries.

(3)	We have not paid any preferred stock dividends during the periods indicated.

(4)	Our earnings were insufficient to cover fixed charges by $71.2 million during the nine months ended September 30, 2009.

(5)	Our earnings were insufficient to cover fixed charges by $221.6 million during the year ended December 31, 2008.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, reduction or refinancing of debt or other corporate obligations, the financing of capital expenditures, acquisitions and additions to our working capital.

The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for a specific use of the net proceeds. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

(1)	senior notes;

(2)	convertible notes;

(3)	common stock and related rights;

(4)	preferred stock; and

(5)	warrants.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF SENIOR NOTES

This section describes the general terms and provisions of the senior notes that we may issue. The applicable prospectus supplement will describe the specific terms of the senior notes offered through that prospectus supplement as well as any general terms described in this section that will not apply to those senior notes.

Any senior notes issued using this prospectus (“Senior Notes”) will be our direct unsecured senior obligations. The Senior Notes will be issued under an Indenture between us and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939 (the “Trustee”).

We have summarized selected provisions of the Indenture below. The summary is not complete. The form of the Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indenture for provisions that may be important to you. In the summary below we have included references to article or section numbers of the Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular article or sections or defined terms of the Indenture, those article or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indenture.

General

The Indenture provides that Senior Notes in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Senior Notes of any series (Section 2.2). We will determine the terms and conditions of the Senior Notes, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

The Senior Notes will rank equally with all of our other senior unsecured and unsubordinated debt. The Senior Notes will be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness whether existing at the date of the Indenture or subsequently incurred.

The applicable prospectus supplement will set forth the price or prices at which the Senior Notes to be offered will be issued and will describe the following terms of such Senior Notes:

(1)	the title of the Senior Notes;

(2)	any limit on the aggregate principal amount of the Senior Notes;

(3)	the dates on which the principal of the Senior Notes will mature;

(4)	the interest rate that the Senior Notes will bear and the interest payment dates for the Senior Notes or the method to determine each;

(5)	the place or places where payments on the Senior Notes will be payable;

(6)	any terms upon which the Senior Notes may be redeemed, in whole or in part, at our option;

(7)	any provisions that would obligate us to repurchase or otherwise redeem the Senior Notes;

(8)	any addition to or change in the Events of Default;

(9)	whether the Senior Notes are convertible into our common stock, preferred stock or any of our other securities and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(10)	any addition to or change in the covenants in the Indenture; and

(11)	any other terms of the Senior Notes not inconsistent with the provisions of the Indenture .

Conversion Rights

The Senior Notes may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Senior Notes or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Senior Notes.

Denomination, Exchange and Transfer

The Senior Notes of each series will be issuable, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 2.1).

You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar designated by us for that purpose with respect to any series of Senior Notes and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable prospectus supplement. The security registrar will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. Unless we appoint another security registrar for the Indenture, the Trustee shall serve as security registrar for the Indenture. We can change the security registrar at any time without notice to the holders of the Senior Notes. We are required to maintain an office in the Borough of Manhattan in New York City, New York, where Senior Notes may be surrendered for registration or transfer (Section 4.2).

Global Notes

The Senior Notes of any series will initially be represented, in whole, by one or more global notes (the “Global Notes”) that will have an aggregate principal amount equal to that of the Senior Notes they represent. Each Global Note will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture. Global Notes will be issued in registered form and in either temporary or permanent form.

Notwithstanding any provision of the Indenture or any Senior Note described in this prospectus, no Global Note, unless its terms so expressly permit, may be exchanged in whole or in part for Senior Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any person other than the Depositary for such Global Note or any nominee of such Depositary unless:

(1)	the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Note or has ceased to be qualified to act as such as required by the Indenture, and in either case we fail to appoint a successor Depositary within 90 days; or

(2)	we, at our option, notify the Trustee in writing that we elect to cause the issuance of notes in the name of persons other than the Depository.

All Senior Notes issued in exchange for a Global Note or any portion thereof will be registered in such names as the Depositary may direct (Section 2.6).

As long as the Depositary, or its nominee, is the registered holder of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Note and the Senior Notes that it represents for all purposes under the Senior Notes and the Indenture (Section 2.1). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Note will not be entitled to have such Global Note or any Senior Notes that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Senior Notes in exchange for those interests and will not be considered to be the owners or Holders of such Global Note or any Senior Notes that it represents for any purpose under the Senior Notes or the Indenture. All payments on a Global Note will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Senior Notes take physical delivery of such Senior Notes in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Note.

Ownership of beneficial interests in a Global Note will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Note, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Senior Notes represented by the Global Note to the accounts of its participants. Ownership of beneficial interests in a Global Note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Note may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, any Trustee or any agent of ours will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Senior Note on any interest payment date will be made to the person in whose name such Senior Note is registered at the close of business on the regular record date for such interest (Section 4.1).

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Senior Notes of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Unless we appoint another paying agent for the Indenture, the Trustee shall serve as paying agent for the Indenture. Any other paying agents initially designated by us for the Senior Notes of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a an office in the Borough of Manhattan in New York City, New York, where Senior Notes may be presented for payment (Section 4.2).

Subject to any applicable abandoned property law, all money paid by us to a paying agent for the payment of the principal of or any premium or interest on any Senior Note which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Senior Note thereafter may look only to us for payment (Section 8.6).

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to any Person (a “successor Person”), unless:

(1)	we are the continuing Person or the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and expressly assumes our obligations on the Senior Notes and under the Indenture by a supplemental indenture executed and delivered to the Trustee prior to the consummation of the transaction, in a form satisfactory to the Trustee;

(2)	no Default or Event of Default shall exist or shall occur immediately after giving effect to the transaction;

(3)	immediately after giving effect to the transaction on a pro forma basis, the Net Worth of the successor Person is at least equal to the our Net Worth immediately prior to such transaction;

(4)	each Subsidiary Guarantor shall have executed and delivered to the Trustee, in a form satisfactory to the Trustee, a supplemental indenture confirming the Subsidiary Guarantor’s obligations to pay the principal of and the interest on the Senior Notes pursuant to its Subsidiary Guarantee; and

(5)	the Trustee has received in form and substance reasonably satisfactory to the Trustee, an officer’s certificate and an opinion of counsel stating that the transaction and each supplemental indenture in respect thereto comply with the Indenture.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the Indenture with respect to Senior Notes of any series:

(1)	failure to pay principal of or any premium on any Senior Note of that series when due;

(2)	failure to pay any interest on any Senior Notes of that series when due, continued for 30 days;

(3)	failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(4)	failure to perform any of our other covenants in the Indenture that continues for 30 days after written notice has been given, as provided in the Indenture;

(5)	Indebtedness of ourself, or any Restricted Subsidiary, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000;

(6)	any judgment or decree for the payment of money in excess of $10,000,000 is entered against us or any Restricted Subsidiary remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(7)	the Indenture, the Senior Notes or the Subsidiary Guarantees cease to be, or are asserted by us or a Subsidiary Guarantor not to be, in full force and effect, or shall be declared null and void or unenforceable, or the validity or the enforceability thereof shall be denied or contested by the Company, any Affiliate or any other Person; and

(8)	certain events of bankruptcy, insolvency or reorganization affecting us or any Restricted Subsidiary. (Section 6.1).

If an Event of Default (other than an Event of Default described in clause (8) above) with respect to the Senior Notes of any series at the time outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes of that series by notice as provided in the Indenture may declare the principal amount of the Senior Notes of that to be due and payable immediately. If an Event of Default described in clause (8) above with respect to the Senior Notes of any series at the time outstanding occurs, the principal amount of all the Senior Notes of that series will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of 66 2/3%

of the principal amount of the then outstanding Senior Notes of that series may, under certain circumstances, rescind such acceleration and it consequences if all Events of Default, other than the non-payment of accelerated principal, premium and interest (or other specified amount), have been cured or waived as provided in the Indenture and the rescission does not conflict with any judgment or decree (Section 6.2). For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders (Section 7.1). The Holders of a majority in principal amount of the outstanding Senior Notes of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Senior Notes of that series (Section 6.5).

No Holder of a Senior Note of any series will have any right to pursue a remedy with respect to the Indenture, unless:

(1)	such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Senior Notes of that series;

(2)	the Holders of at least 25% in principal amount of the outstanding Senior Notes of that series have made written request to the Trustee to pursue such remedy;

(3)	such Holder offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5)	during such 60-day period the Holders of 66 2/3% in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

Notwithstanding the foregoing, the right of any Holder to receive payment of principal, premium, if any, and interest on the Senior Notes, on or after the respective due dates expressed in such Senior Notes (including in connection with a redemption or an offer to purchase the Senior Notes pursuant to the terms of the Indenture), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder (Section 6.7). We will be required to furnish to the Trustee annually a certificate by one of our officers as to whether or not we, to such officer’s knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults (Section 4.4).

Modification and Waiver

Modifications and amendments of the Indenture may be made by us and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the outstanding Senior Notes of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Senior Note affected thereby:

(1)	change the Stated Maturity Date of the principal of, or any installment of principal of or interest on, any Senior Note;

(2)	reduce the principal amount of, or any premium or interest on, any Senior Note;

(3)	reduce the amount of principal of any Senior Note payable upon acceleration of the Maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Senior Note;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Senior Note;

(6)	reduce the percentage in principal amount of outstanding Senior Notes of any series, the consent of whose Holders is required for modification or amendment of the Indenture or waiver of compliance with certain provisions of the Indenture;

(7)	modify such provisions with respect to modification, amendment or waiver;

(8)	except as otherwise provided in the Indenture, consent to the assignment or transfer by us or a Subsidiary Guarantor of any of our rights and obligations under the Indenture;

(9)	alter, modify or change the ranking of any of the Senior Notes or any Subsidiary Guarantee relative to the payment of other indebtedness or obligations of us or any Subsidiary Guarantor, or otherwise adversely affect the ranking of the Senior Notes or Subsidiary Guarantees; and

(10)	release any Subsidiary Guarantee in any manner otherwise than in accordance with the terms of the Indenture, or amend, modify or change any provision of the Indenture (including the Subsidiary Guarantee) which provides for the release of any Subsidiary Guarantee (Section 9.2).

The Holders of 66 2/3% in principal amount of the outstanding Senior Notes of any series may waive compliance by us with certain restrictive provisions of the Indenture (Section 9.2). The Holders of 66 2/3% in principal amount of the outstanding Senior Notes of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each outstanding Senior Note of such series (Section 9.2).

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all outstanding Senior Notes of any series issued thereunder, when:

(1)	all outstanding Senior Notes of that series that have been authenticated (except lost, stolen or destroyed Senior Notes that have been replaced or paid and Senior Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; and

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Senior Notes of that series.

Legal Defeasance and Covenant Defeasance

We may elect, at our option at any time, to have the provisions of Section 8.2, relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or the provisions of Section 8.3 relating to defeasance of certain restrictive covenants applied to the Senior Notes of any series, which we call “covenant defeasance.”

Legal Defeasance. The Indenture provides that, upon our exercise of our option to have Section 8.2 applied to any Senior Notes, we will be discharged from all our obligations with respect to such Senior Notes (except for certain obligations to convert, exchange or register the transfer of Senior Notes, to replace stolen, lost or mutilated Senior Notes, to maintain paying agencies and to hold monies for payment in trust) . Such defeasance or discharge may occur only if the conditions set forth below in “Conditions for Legal Defeasance and Covenant Defeasance” are met.

Covenant Defeasance. The Indenture provides that, upon our exercise of our option to have Section 8.3 applied to any Senior Notes, we may omit to comply with certain restrictive covenants and an Events of Default with respect to such restrictive covenants will not be deemed to occur in each case with respect to such Senior Notes.

Conditions for Legal Defeasance and Covenant Defeasance. The following conditions must be met in order for us Legal Defeasance or Covenant Defeasance to occur:

(1)	we shall have deposited in trust for the benefit of the Holders of such Senior Notes of money or Government Securities, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Senior Notes on the respective maturity date or redemption date in accordance with the terms of the Indenture and such Senior Notes;

(2)	in the case of legal defeasance, we shall have delivered to the Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Senior Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(3)	in the case of covenant defeasance, we shall have delivered to the Trustee an opinion of counsel stating that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default,” at any time until 91 days after such deposit;

(5)	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

(6)	we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940;

(7)	we shall have delivered to the Trustee an officers’ certificate stating that the irrevocable deposit referred in clause (1) above was not made by us with the intent of preferring the Holders over any of our other creditors or any of our Subsidiary Guarantors’ creditors with the intent of defeating, hindering, delaying or defrauding our creditors, our Subsidiary Guarantors’ creditors or others;

(8)	no event or condition shall exist that would prevent us from making payments of the principal of, or premium, if any, or interest on, the Senior Notes on the date of the irrevocable deposit referred to in clause (1) above or at any time during and ending on the 91st day after the date of such deposit; and

(9)	we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, which, taken together, state that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with (Section 8.4).

Subsidiary Guarantees

Except for certain of our subsidiaries that are specifically so designated in the Indenture, our subsidiaries will jointly and severally and unconditionally guarantee to the Holders our obligations under the Senior Notes.

Governing Law

The Indenture and the Senior Notes will be governed by, and construed in accordance with, the law of the State of New York (Section 11.8).

DESCRIPTION OF CAPITAL STOCK

Our authorized capital consists of 100,000,000 shares of common stock, $0.0001 par value per share and 1,000,000 shares of preferred stock, $0.0001 par value per share. At January 12, 2010, 77,967,554 shares of common stock and no shares of preferred stock were outstanding. The following is a description of our common and preferred stock.

The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our certificate of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available, subject to the payment of preferential dividends with respect to any preferred stock that from time to time may be outstanding. In the event of our dissolution, liquidation or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all of our liabilities and subject to the prior distribution rights of the holders of any preferred stock that may be outstanding at that time. The holders of common stock do not have cumulative voting rights or preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. All outstanding share of our common stock are fully paid and nonassessable.

Preferred Stock

We have an authorized class of preferred stock consisting of 1,000,000 shares, none of which are issued and outstanding. Our board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue shares of preferred stock from time to time. Our board of directors may designate one or more series of preferred stock. Each series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences and conversion rights.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

(1)	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

(2)	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

(3)	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

(4)	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

(5)	United States federal income tax consequences applicable to such warrants;

(6)	the amount of warrants outstanding as of the most recent practicable date; and

(7)	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as specified in the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be as specified in the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

BOOK ENTRY SECURITIES

Unless otherwise specified in the applicable prospectus supplement, we will issue to investors securities, other than common stock, in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be The Depository Trust Company, also referred to as DTC. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

DTC has informed us that it is:

(1)	a limited-purpose trust company organized under New York Banking Law;

(2)	a “banking organization” within the meaning of the New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered under the Exchange Act.

DTC has also informed us that it was created to:

(1)	hold securities for “participants”; and

(2)	facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, as nominee for DTC. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

(1)	DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered;

(2)	we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable; or

(3)	in the case of debt securities, an event of default with respect to the applicable series of debt securities has occurred and is continuing.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

Except as described above:

(1)	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

(2)	DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

None of us, the trustees, any registrar and transfer agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (i) through underwriters or dealers, (ii) directly to purchasers, including our affiliates and shareholders, or in a rights offering, (iii) through agents or (iv) through a combination of any of these methods. The prospectus supplement will include the following information:

(1)	the terms of the offering;

(2)	the names of any underwriters, dealers or agents;

(3)	the name or names of any managing underwriter or underwriters;

(4)	the purchase price of the securities;

(5)	the net proceeds from the sale of the securities;

(6)	any delayed delivery arrangements;

(7)	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

(8)	any discounts or concessions allowed or re-allowed or paid to dealers; and

(9)	any commissions paid to agents.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over–allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over–allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

LEGAL MATTERS

McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma, will issue an opinion to us about certain legal matters relating to the securities. C. David Stinson is a shareholder with the law firm of McAfee  & Taft A Professional Corporation and owns 500,000 shares of our common stock.

EXPERTS

The consolidated financial statements of RAM Energy Resources, Inc. as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, and the effectiveness of RAM Energy Resources, Inc.’s internal control over financial reporting as of December 31, 2008, incorporated herein by reference from our annual report on Form 10-K, as amended, for the year ended December 31, 2008, have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their reports thereon and are incorporated in reliance upon such reports given on the authority of such firm, as experts in accounting and auditing.

Certain estimates of oil and natural gas reserves incorporated herein by reference were based upon engineering studies prepared by Williamson Petroleum Consultants, Inc., independent petroleum engineers, and Forrest A. Garb & Associates, Inc., independent petroleum engineers. Each such estimate is incorporated by reference herein in reliance on the authority of each of the respective firms as an expert in such matters.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law, under which we are incorporated, grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Article Eight of our Amended and Restated Certificate of Incorporation, as well as Article VII of our Amended and Restated Bylaws, provide indemnification of directors, officers and agents to the extent permitted by the Delaware General Corporation Law. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the registrant in connection with the registration of the securities being offered.

Securities and Exchange Commission Filing Fee	$17,825
Printing Expenses*	$50,000
Accounting Fees and Expenses*	$100,000
Legal Fees and Expenses*	$100,000
Transfer Agent and Depository, Trustees’ Fees and Expenses*	$75,000
Miscellaneous*	$25,000

Total	$367,825

*	Estimated

Item 15. Indemnification of Directors and Officers.

The information contained under the heading “Disclosure of Commission Position of Indemnification for Securities Act Liabilities” in the prospectus is incorporated herein by reference.

Item 16. Exhibits.

See Exhibit Index.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 11th day of February, 2010.

RAM ENERGY RESOURCES, INC.

By:	/s/ LARRY E. LEE*
Larry E. Lee, Chief Executive Officer and President

By:	/s/ G. LES AUSTIN
G. Les Austin, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LARRY E. LEE* Larry E. Lee	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	February 11, 2010

/s/ G. LES AUSTIN G. Les Austin	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2010

/s/ SEAN P. LANE* Sean P. Lane	Director	February 11, 2010

/s/ GERALD R. MARSHALL* Gerald R. Marshall	Director	February 11, 2010

/s/ JOHN M. REARDON* John M. Reardon	Director	February 11, 2010

*By:	/s/ G. LES AUSTIN
G. Les Austin, Attorney-in-fact

EXHIBIT INDEX

The following is a complete list of Exhibits filed as part of this Registration Statement:

Number	Description	Method of Filing

1.1	Form of Underwriting Agreement	To be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the commission on May 12, 2006

4.2	Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the Commission on February 2, 2007

4.3	Form of Certificate of Designation for Preferred Stock	To be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.4	Form of Senior Notes Indenture	Incorporated by reference to Exhibit 4.4 to the registrant’s registration statement on Form S-3 (Registration No. 333-164346) filed with the Commission on January 15, 2010.

4.5	Form of Warrant Agreement (Stock)	To be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.6	Form of Warrant Agreement (Debt)	To be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.7	Form of Stock Purchase Contract Agreement (including Pledge Agreement, if applicable)	To be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.8	Form of Stock Purchase Unit Agreement	To be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

5	Opinion of McAfee & Taft A Professional Corporation	Incorporated by reference to Exhibit 5 to the registrant’s registration statement on Form S-3 (Registration No. 333-164346) filed with the Commission on January 15, 2010.

12	Statement re Computation of Ratios	Incorporated by reference to Exhibit 12 to the registrant’s registration statement on Form S-3 (Registration No. 333-164346) filed with the Commission on January 15, 2010.

23.1	Consent of UHY LLP	Filed electronically herewith

23.2	Consent of Williamson Petroleum Consultants, Inc.	Filed electronically herewith

23.3	Consent of Forrest A. Garb & Associates, Inc.	Filed electronically herewith

23.4	Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5)	Incorporated by reference to Exhibit 23.4 to the registrant’s registration statement on Form S-3 (Registration No. 333-164346) filed with the Commission on January 15, 2010.

24	Power of Attorney	Incorporated by reference to Exhibit 24 to the registrant’s registration statement on Form S-3 (Registration No. 333-164346) filed with the Commission on January 15, 2010.

25	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended	To be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.